Exhibit 8.1

Name of Significant Subsidiary	Country of Incorporation	Portion of Ownership Interest

TOP Tanker Management Inc.	Marshall Islands	100%
Top Bulker Management Inc.	Marshall Islands	100%
Top Tankers (U.K.) Limited	United Kingdom	100%
Helidona Shipping Company Limited	Marshall Islands	100%
Gramos Shipping Company Inc.	Marshall Islands	100%
Vermio Shipping Company Limited	Marshall Islands	100%
Rupel Shipping Company Inc.	Marshall Islands	100%
Mytikas Shipping Company Ltd.	Marshall Islands	100%
Litochoro Shipping Company Ltd.	Marshall Islands	100%
Falakro Shipping Company Ltd.	Liberia	100%
Pageon Shipping Company Ltd.	Cyprus	100%
Vardousia Shipping Company Ltd.	Cyprus	100%
Psiloritis Shipping Company Ltd.	Liberia	100%
Parnon Shipping Company Ltd.	Cyprus	100%
Menalo Shipping Company Ltd.	Cyprus	100%
Pintos Shipping Company Ltd.	Cyprus	100%
Pylio Shipping Company Ltd.	Liberia	100%
Idi Shipping Company Ltd.	Liberia	100%
Taygetus Shipping Company Ltd.	Liberia	100%
Kalidromo Shipping Company Limited	Marshall Islands	100%
Olympos Shipping Company Limited(MI)	Marshall Islands	100%
Olympos Shipping Company Limited(BC)	British Cayman Islands	100%
Kisavos Shipping Company Limited	Marshall Islands	100%
Imitos Shipping Company Limited	Marshall Islands	100%
Parnis Shipping Company Limited	Marshall Islands	100%
Parnasos Shipping Company Limited	Liberia	100%
Vitsi Shipping Company Limited	Liberia	100%
Giona Shipping Company Limited	Marshall Islands	100%
Lefka Shipping Company Limited	Marshall Islands	100%
Agrafa Shipping Company Limited	Marshall Islands	100%
Agion Oros Shipping Company Limited	Marshall Islands	100%
Nedas Shipping Company Limited	Marshall Islands	100%
Ilisos Shipping Company Limited	Marshall Islands	100%
Sperhios Shipping Company Limited	Marshall Islands	100%
Ardas Shipping Company Limited	Marshall Islands	100%
Kifisos Shipping Company Limited	Marshall Islands	100%
Noir Shipping S.A.	Marshall Islands	100%
Amalfi Shipping Company Limited	Marshall Islands	100%
Jeke Shipping Company Limited	Liberia	100%
Japan I Shipping Company Limited	Liberia	100%
Japan II Shipping Company Limited	Liberia	100%
Japan III Shipping Company Limited	Liberia	100%

SK 23116 0001 885513